UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

Wells Timberland REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53193

MD	203536671
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, GA 30092-3365

(Address of principal executive offices, including zip code)

770-449-7800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed on October 15, 2007, Wells Timberland Acquisition, LLC (“Wells Timberland Acquisition”), a wholly owned subsidiary of Wells Timberland REIT, Inc. (the “Company”), and Timberlands II, LLC (“Timberlands II”), a wholly owned subsidiary of MWV SPE, LLC, a wholly owned subsidiary of Wells Timberland Acquisition, entered into a Subordinated Credit Agreement, dated as of October 9, 2007 (the “Subordinated Credit Agreement”), by and among Wells Timberland Acquisition, Timberlands II, Wachovia Bank, National Association (“Wachovia Bank”), as administrative agent, and the financial institutions party thereto as lenders. Pursuant to the Subordinated Credit Agreement, the Company obtained a second mortgage loan (the “Mezzanine Loan”) in the principal amount of $160,000,000. Also, as previously disclosed in Current Reports on Form 8-K filed on December 6, 2007 and February 29, 2008, the Subordinated Credit Agreement was amended on November 26, 2007 (“Amendment No. 1”) and February 29, 2008 (“Amendment No. 2”).

On October 15, 2008, the parties to the Subordinated Credit Agreement entered into Amendment No. 3 to the Subordinated Credit Agreement (“Amendment No. 3”). Pursuant to the terms of Amendment No. 3, the maturity date of the Mezzanine Loan was extended from March 2, 2009 to September 30, 2009. In addition, Amendment No. 3 provides that the Company shall make principal reduction payments on each of December 31, 2008, March 31, 2009 and June 30, 2009, reducing the outstanding principal balance to an amount not greater than $67,000,000, $45,000,000, and $25,000,000, respectively. On September 30, 2009, all outstanding principal, interest and any fees or other obligations on the Mezzanine Loan shall be due and payable in full. The interest rate on the Mezzanine Loan was not affected by Amendment No. 3. As of October 15, 2008, the outstanding principal balance of the Mezzanine Loan was $81,857,312.

In connection with, and as an inducement to, Wachovia Bank amending the terms of the Subordinated Credit Agreement as provided by Amendment No. 3, Wells Real Estate Funds, Inc. (“Wells REF”) agreed to (1) amend a separate outstanding loan from Wachovia Bank to Wells REF to, among other things, extend the maturity date, (2) pay a fee (the “Amendment Fee”) to Wachovia Bank consisting of $127,500 in cash and 600 shares of the Company’s preferred stock held by Wells REF, and (3) pledge the remaining 42,228 shares of the Company’s preferred stock held by Wells REF to Wachovia Bank as security for Wells REF’s guaranty of the Mezzanine Loan. Wells REF had previously acquired the shares of the Company’s preferred stock, which accrue an 8.5% per annum dividend, for $1,000 per share.

Because Wells REF agreed to the foregoing in connection with and as an inducement to Wachovia Bank amending the terms of the Subordinated Credit Agreement, the Company has agreed that, after the Mezzanine Loan has been repaid in full, the Company will repay to Wells REF an amount in cash equal to the Amendment Fee, subject to the availability of proceeds from an equity offering by the Company. Under the terms of the Company’s $212,000,000 senior loan, the Company cannot make such repayment until it has achieved certain financial performance measures, including the reduction of the outstanding principal amount of the senior loan to an amount that is less than 40% of the value of the Company’s assets securing the senior loan.

The description of the material terms of the Subordinated Credit Agreement, Amendment No. 1, Amendment No. 2, and Amendment No. 3 are qualified in their entirety by the terms of Subordinated Credit Agreement, which was filed as Exhibit 10.21 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 filed on December 14, 2007 (“Post-Effective No. 2”), Amendment No. 1, which was filed as Exhibit 10.22 to Post-Effective Amendment No. 2, Amendment No. 2, which was filed as Exhibit 10.23 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 filed on April 23, 2008, and Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, all of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 3, dated as of October 15, 2008, to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberlands Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: October 16, 2008	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amendment No. 3, dated as of October 15, 2008, to the Subordinated Credit Agreement dated as of October 9, 2007 among Timberlands II, LLC and Wells Timberlands Acquisition, LLC, as the borrowers, Wachovia Bank, N.A., as the administrative agent, and certain financial institutions as the lenders